UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2010

Ameren Corporation

(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 12, 2010, the Board of Directors (the “Board”) of Ameren Corporation (“Ameren”) announced that three of its current directors will complete their term of service on the Board effective at the annual meeting of Ameren shareholders scheduled for April 27, 2010 (the “2010 Annual Meeting”).

Ameren Executive Chairman Gary L. Rainwater announced his plans to retire from Ameren effective at the 2010 Annual Meeting. In connection with his retirement, Mr. Rainwater has requested the Board not nominate him for membership on the Board at the 2010 Annual Meeting.

Susan S. Elliot, chairman and chief executive officer of Systems Service Enterprises, Inc., submitted her resignation from the Board in accordance with Ameren’s retirement policy for directors who reach age 72 prior to the date of an Ameren annual shareholders meeting.

Douglas R. Oberhelman, vice chairman and CEO-Elect of Caterpillar Inc., has requested that the Board not nominate him for re-election because of increased responsibilities at Caterpillar Inc.

Item 7.01	Regulation FD Disclosure.

On February 12, 2010, Ameren issued a press release announcing changes to the Ameren Board.

A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of Ameren under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Ameren Corporation Press Release dated February 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION (Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

Date: February 12, 2010

Exhibit Index

Exhibit Number	Description
99.1	Ameren Corporation Press Release dated February 12, 2010.